EXHIBIT 21.1 SUBSIDIARIES OF THE COMPANY

                           SUBSIDIARIES OF THE COMPANY

                                                            Percentage of Voting
Name                        Jurisdiction of Incorporation   Securities Owned
----                        -----------------------------   ----------------


Aurora Gold (BVI) Limited   The British Virgin Islands      100 (a)
Aurora Gold, S. A.          Guatemala                       100 (a)
Deltango Gold Limited       Yukon, Canada                   100 (a)


(a)  Included in the consolidated financial statements filed herein.